                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        CONCORDE CAREER COLLEGES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                         CONCORDE CAREER COLLEGES, INC.

                                 5800 Foxridge
                                   Suite 500
                             Mission, Kansas 66202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 23, 2001

TO ALL STOCKHOLDERS:

          Notice is hereby given that the Annual Meeting of the Stockholders (the "Annual Meeting") of Concorde Career Colleges, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 23, 2001, at 9:00 a.m., Central Time, at 5800 Foxridge, Suite 500, Mission, Kansas, for the following purposes:

          (1) To elect the members of the Board of Directors for the ensuing year or until their successors are duly elected and qualified;

          (2) To ratify the appointment of independent public accountants for the Company for 2001;

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

          The Board of Directors has fixed the close of business on April 6, 2001 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

                              BY THE BOARD OF DIRECTORS


                              Lisa M. Henak
                              Secretary

Dated:  April 13, 2001

                       IMPORTANT - YOUR PROXY IS ENCLOSED

You are urged to sign, date and mail your proxy even though you may plan to attend the Annual Meeting. No postage is required if mailed in the United States using the enclosed envelope. If you attend the Annual Meeting, you may vote by proxy or you may withdraw your proxy and vote in person. By returning your proxy promptly, a quorum will be better assured at the Annual Meeting, which will prevent costly follow-up and delays.

                        CONCORDE CAREER COLLEGES, INC.

                                 5800 Foxridge
                                   Suite 500
                             Mission, Kansas 66202

                      ----------------------------------
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 2001
                      ----------------------------------

                                PROXY STATEMENT

          The proposals in the accompanying proxy card are solicited by the Board of Directors of Concorde Career Colleges, Inc. (the "Company") for use at its annual meeting of stockholders ("Annual Meeting") to be held on Wednesday, May 23, 2001, at 9:00 a.m., Central Time, at 5800 Foxridge, Suite 500, Mission, Kansas, and any adjournment or postponement thereof. Shares of the Company's common stock, par value $0.10 per share ("Common Stock") and Class B Voting Convertible Preferred Stock, par value $0.10 per share ("Voting Preferred Stock") represented by duly executed proxies received prior to or at the Annual Meeting will be voted at the Annual Meeting. If a holder of Common Stock or Voting Preferred Stock ("Stockholder") specifies a choice on the duly executed proxy card with respect to any matter to be acted upon, its, his or her shares will be voted in accordance with the voting instructions made. None of the proposals are related to or conditioned upon the approval of any other proposal. Any Stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation or a properly executed proxy bearing a later date to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

          The Company will bear all the costs of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal contact, telephone, facsimile or electronic mail by the persons named in the accompanying proxy card, and the Company may reimburse brokers or other persons holding Common Stock or Voting Preferred Stock in their names or in the names of nominees for their expenses in forwarding proxy soliciting material to beneficial owners. This Proxy Statement and the accompanying form of proxy card are being mailed or given to Stockholders on or about April 13, 2001.

          Only Stockholders of record at the close of business on April 6, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 8,002,562 shares of Common Stock and 55,147 shares of Voting Preferred Stock issued and outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Voting Preferred Stock is entitled to twenty (20) votes on each matter brought to a vote. Provided a quorum is present, the affirmative vote of (a) a plurality of the shares of Common Stock and Voting Preferred Stock voting together as a class is required for the election of each nominee for

                               Proxy Statement-1
director and (b) a majority of the votes cast by the holders of Common Stock and Voting Preferred Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for the ratification of the appointment of independent public accountants for the Company for 2001. Stockholders do not have any dissenters' rights regarding any of the above matters.

          Votes that are cast against the proposals are counted both for purposes of determining the presence or absence of a quorum for the transaction of business and for purposes of determining the total number of votes cast on a given proposal. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast on a given proposal, and therefore will have the same effect as a vote against a given proposal. Shares held by a broker in "street name" and for which the beneficial owner of such shares has not executed and returned to such broker a proxy card indicating voting instructions may be voted on a discretionary basis by such broker with respect to the election of directors and ratification of the appointment of the auditors.

          Management of the Company does not know of any matter, other than those referred to in the accompanying Notice of Annual Meeting, which is to come before the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card, or their substitutes, will vote in accordance with their judgment as proxies of the best interests of the Company on such matters.



             (The remainder of this page intentionally left blank.)



                               Proxy Statement-2

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

          The Company has two classes of voting securities, Common Stock and Voting Preferred Stock (collectively, the "Voting Securities"). Holders of the Voting Preferred Stock vote with the Common Stock, as a single class, on all matters brought before a vote of the holders of Common Stock. Each share of Voting Preferred Stock is convertible into twenty (20) shares of Common Stock and has voting rights equal to twenty (20) shares of Common Stock. The following table sets forth the respective voting rights of the outstanding shares of Voting Securities as of April 6, 2001.

                               Outstanding            Number of
                                 Shares                 Votes               %
                               -----------            ---------            ----

Common Stock                    8,002,562             8,002,562             88%
Voting Preferred Stock             55,147             1,102,940             12%
                                                      ---------            ----


     Total Number of Votes                            9,105,502            100%

     The following table sets forth with respect to Voting Securities (i) the only persons known by the Company to be beneficial owners of more than five percent (5%) of the Voting Securities, (ii) the shares of Voting Securities beneficially owned by all directors and named executive officers of the Company and nominees for director, and (iii) the shares of Voting Securities beneficially owned by directors and executive officers as a group, as of April 6, 2000.


===============================================================================================================
                                        Common Stock           Voting Preferred Stock   Total Voting Securities
                                 ------------------------------------------------------------------------------
   Name of Beneficial Owner       Amount(2)    % of Class(3)  Amount(2)  % of Class(3)     Voting Rights (%)
---------------------------------------------------------------------------------------------------------------


Robert F. Brozman Trust(1)       2,485,324         31.1%         ---           ---                27.3%
Cahill, Warnock Strategic(1)       508,333(4)       6.3       53,309(4)        96.7%              17.3
  Partners Fund, L.P.
Nelson Obus(1)                     598,790(5)       7.5          ---           ---                 6.6
Jack L. Brozman(1)               3,697,048(6)      43.8          ---           ---                38.7
James R. Seward(1)                  28,333(7)       *          1,838(7)         3.3                 *
Thomas K. Sight(1)                  25,563(8)       *              *            ---                 *
David L. Warnock(1)                508,333(4)       6.3       53,309(4)        96.7                17.3%
All Directors and Executive      4,259,277(9)      50.8%      55,147          100%                 56.0%
 Officers as a Group
 (5 persons)
===============================================================================================================

* Less than one percent (1%)

                               Proxy Statement-3

(1) Addresses: Robert F. Brozman Trust, 5800 Foxridge, Mission, Kansas 66202; Cahill, Warnock Strategic Partners Fund, L.P., One South Street, Suite 2150, Baltimore, Maryland 21202; Nelson Obus, One Penn Plaza, Suite 4720, New York, New York 10119-0002; Jack L. Brozman, 5800 Foxridge, Mission, Kansas 66202; David L. Warnock, One South Street, Suite 2150, Baltimore, Maryland 21202; James R. Seward, 4915 W. 79th Street, Prairie Village, Kansas 66208; and Thomas K. Sight, 607 N. Blue Parkway, Lee's Summit, MO 64063.

(2) Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct, and beneficial ownership as shown in the table arises from sole voting and investment power.

(3) The percentage of class is calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934 ("Exchange Act").

(4) Includes 500,000 shares of Common Stock, 50,414 shares of Voting Preferred Stock owned by Cahill, Warnock Strategic Partners Fund, L.P., 2,895 shares of Voting Preferred Stock owned by Strategic Associates, L.P and 8,333 shares of Common Stock exercisable pursuant to options held by David L. Warnock. These Voting Securities have a total of 1,574,513 voting rights.

(5) Includes 70,000 shares of Common Stock held jointly with Eve E. Coulson, the spouse of Mr. Obus, 350,790 shares of Common Stock owned by Wynnefield Partners Small Cap Value, L.P., 149,000 shares of Common Stock owned by Channel Partnership II, L.P., and 29,000 shares of Common Stock owned by Wynnefield Partners Small Cap Off Shore, L.P. Mr. Obus is general partner of these partnerships.

(6) Includes 2,485,324 shares of Common Stock held by the Robert F. Brozman Trust, of which Jack L. Brozman is trustee, 726,724 shares of Common Stock held directly, 440,000 shares of Common Stock exercisable pursuant to options and 45,000 shares of Common Stock held in trust for his children. Fran Brozman, Mr. Brozman's spouse, is the trustee of such trust.

(7) Includes 8,333 shares of Common Stock exercisable pursuant to options. The Voting Securities held have a combined total of 65,093 voting rights.

(8) Includes 8,333 shares of Common Stock exercisable pursuant to options and 17,230 shares of Common Stock held jointly with Faye Sight, Mr. Sight's spouse.

(9) Includes 464,999 shares of Common Stock which are exercisable pursuant to options. For purpose of this table and pursuant to Rule 13d-3(d) of the Exchange Act, shares underlying options are deemed beneficially owned if such options are exercisable within 60 days of April 1, 2001.

           (The remainder of this page was left blank intentionally)



                               Proxy Statement-4

                     PROPOSAL ONE - ELECTION OF DIRECTORS

          The number of directors constituting the Company's Board of Directors may range from three to six. The Board currently consists of four directors. The Board has nominated four directors for election at the Annual Meeting and may fill the vacancies for the two remaining director positions at some later time. The shares of Voting Securities represented by the enclosed proxy card will be voted, unless otherwise indicated, for the election of the four nominees for director named below. A Stockholder's Voting Securities can not be voted by proxy or otherwise for more than four directors. The directors to be elected at the Annual Meeting will serve for one year or until their successors are duly elected and qualified. In the unanticipated event that any nominee for director should become unavailable, the Board of Directors, at its discretion, may designate a substitute nominee, in which event such shares will be voted for such substitute nominee.

Name of Nominee              Served                      Principal Occupation for Last Five Years
 for Director                Since      Age                         and Directorships
---------------              ------     ---              ----------------------------------------
Jack L. Brozman              1986       50        Chairman of the Board and Treasurer of the Company
                                                  since June 1991. President and Chief Executive Officer
                                                  of the Company since November 1998 and from June 1991
                                                  until April 1997. President and Chief Executive Officer,
                                                  Chairman of the Board and Treasurer of Cencor, Inc.
                                                  ("Cencor") from June 1991 to December 1999. Mr. Brozman
                                                  has also been a director of Cencor from 1979 to
                                                  December 1999.

James R. Seward              1997       48        Executive Vice President and Chief Financial
(1)(2)                                            Officer of Seafield Capital Corporation from
                                                  1990 to 1997, a public holding company located
                                                  in Kansas City, Missouri.  President and Chief
                                                  Executive Officer of the SLH Corporation from
                                                  1997 to 1998, a public holding company located
                                                  in Shawnee Mission, Kansas, and  manager of
                                                  Seward & Company, L.L.C. from 1998 to 2000.  Mr.
                                                  Seward is a director of Lab One Inc., Response
                                                  Oncology, Inc., and Syntroleum Corporation, each
                                                  a public company.

Thomas K. Sight              1989       50        President and Chief Executive Officer of Bob
(1)(2)                                            Sight Lincoln Mercury for more than the prior
                                                  five years, an automobile dealership located in
                                                  Overland Park, Kansas. Chief Executive Officer
                                                  of Bob Sight Ford for more than the prior five
                                                  years located in Lee's Summit, Missouri.

                              Proxy Statement - 5

Name of Nominee              Served                  Principal Occupation for Last Five Years
 for Director                Since      Age                      and Directorships
---------------              ------     ---          ----------------------------------------
David L. Warnock              1997       43          Managing Member of Cahill, Warnock & Company,
(1)(2)                                               LLC and a general partner of Cahill, Warnock
                                                     Strategic Partners, L.P. from July 1995 to
                                                     present, each located in Baltimore, Maryland.
                                                     Vice President, T. Rowe Price Associates from
                                                     July 1983 to July 1995.  Mr. Warnock is a
                                                     director of Blue Rhino Corporation,
                                                     Environmental Safeguards, Inc., Touchtone
                                                     Applied Science Associates, Inc. and Children's
                                                     Comprehensive Services, Inc., each a public
                                                     company.

----------------
(1)  Member of Compensation Committee.
(2)  Member of Audit Committee.

  "THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THE NOMINEES SET FORTH
                                    ABOVE."

          The Board of Directors of the Company held three meetings and acted by unanimous written consent on five occasions in 2000. The Compensation Committee held one meeting in 2000. The Compensation Committee reviews salaries of certain officers and bonuses of executive officers, administers the Company's stock option plans and generally administers the Company's compensation program. The Audit Committee, which is responsible for oversight of the Company's financial reports, held one meeting in 2000. The Company's Board of Directors does not have a nominating committee. Last year, each director attended at least 75% of the Board meetings (and at least 75% of the meetings of committees on which he served) during the period for which he was a director (or committee member).

                           COMPENSATION OF DIRECTORS
                           -------------------------

          Each non-officer director is paid an annual retainer of $2,500 and a director's fee of $250 for meetings of the Board of Directors and Committees which he attends. Officer-directors do not receive fees for attendance at meetings. The Company paid a total of $9,750 in Director fees during 2000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          -----------------------------------------------------------

          The Compensation Committee consists entirely of non-employee directors of the Company and there are no Compensation Committee interlocks with other companies. Certain stockholders of the Company have agreed to vote the Voting Securities held by them in favor of certain directors. See "Certain Transactions".

                              Proxy Statement - 6

                            AUDIT COMMITTEE REPORT

          The Audit Committee of the Board of Directors is comprised of three directors who are considered independent under applicable National Association of Securities Dealers rules. The Committee operates under a written charter adopted by the Board in May 2000. A copy of the Audit Committee charter is attached to this proxy statement as Exhibit A.

          The primary purpose of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. The Audit Committee annually reviews and recommends to the Board the selection of the Company's independent accountants, which is submitted to Stockholders for ratification. Management is responsible for preparing the Company's financial statements. The independent accountants are responsible for performing an independent audit of the Company's audited financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended by Statements on Auditing Standards Nos. 89 and 90. The Company's independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountant's that firm's independence.

          The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

          Based on the above discussions and review with management and the independent accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Commission.

                              Proxy Statement - 7

          Respectfully submitted by the Audit Committee of the Board of
Directors:

                                                                 AUDIT COMMITTEE


                                                           /s/  James. R. Seward
                                                           ---------------------

                                                           /s/  Thomas K. Sight
                                                           ---------------------

                                                           /s/  David L. Warnock
                                                           ---------------------

                     FEES PAID TO THE INDEPENDENT AUDITORS
                     -------------------------------------

Audit Fees. Fees for the calendar year 2000 audit and reviews of Forms 10-Q are $101,000 of which an aggregate amount of $37,000 have been billed by PricewaterhouseCoopers LLP ("PWC") through December 31, 2000.

Financial Information Systems Design and Implementation. PWC performed no financial information systems design or implementation for the Company and accordingly no fees were paid for such services.

All Other Fees. PWC prepares the Company's federal and state tax returns. In addition PWC reviews the Company's health care, 401-K and profit sharing plans. The aggregate fees for these services are $50,000 of which an aggregate amount of $4,000 was billed by PWC through December 31, 2000. In addition, PWC provided assistance with an IRS audit during 2000. The aggregate fees billed by PWC for the calendar year 2000 pertaining to the IRS audit were $34,000.

            (The remainder of this page intentionally left blank.)

                              Proxy Statement - 8

                              EXECUTIVE OFFICERS

          In addition to Jack L. Brozman, listed in the directors' table, the following persons served as executive officers of the Company during 2000. Each executive officer is appointed by the Board of Directors annually and will serve until reappointed or until his successor is appointed and qualified.

      Name of                                         Principal Occupation for Last Five Years
 Executive Director               Age                         and Directorships
 ------------------               ---                 ----------------------------------------
Diana D. Hawkins-Jenks             50           Employed by the Company since December 1997 as Vice President
                                                Human Resources.  Vice President Human Resources of LaPetite
                                                Academy, Inc. from 1989 to 1997.

William A. Johnson, Jr./(1)/       50           Executive Vice President and Chief Operating Officer of the
                                                Company since September 1998.  Director of Heald Colleges
                                                School of Technology, Sacramento, California from 1993 to 1998.

Paul R. Gardner                    41           Vice President and Chief Financial Officer of the Company
                                                since November 1998.  Controller of the Company from September
                                                1994 to November 1998.  Employed as Controller and Assistant
                                                Controller of LaPetite Academy Inc. from September 1988 to
                                                August 1994.

/(1)/ Mr. Johnson resigned from the Company in June 2000.

            (The remainder of this page intentionally left blank.)

                              Proxy Statement - 9

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

          The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the years ended December 31, 2000, 1999, and 1998.

                          SUMMARY COMPENSATION TABLE

                                            Annual Compensation           Long Term Compensation

                                                                        Securities        All Other
          Name and                                                      Underlying      Compensation
      Principal Position                Year   Salary ($)  Bonus ($)    Options (#)          ($)
      ------------------                ----   ----------  ---------    -----------     ------------
Jack L. Brozman                         2000     208,000       0         80,000/(2)/        11,000
Chairman of the Board and Treasurer     1999     200,000       0         80,000/(2)/        11,000
of the Company/(1)/                     1998     157,000       0         80,000/(2)/             0

William A. Johnson, Jr./(4)/            2000           *       0              *                  0
Executive Vice President and Chief      1999     125,000       0         10,000/(3)/             0
Operating Officer of the Company        1998           *       0              *                  0

Dr. Robert R. Roehrich/(5)/             1999           0       0              0            177,000
President and Chief Executive Officer   1998     193,000       0        115,000/(6)/        15,000

M. Gregg Gimlin/(7)/                    1998      66,000       0              0             41,000
Vice President, Chief Financial
Officer

-----------
*    Salary, bonus and all other compensation did not exceed $100,000.

(1) From January 1, 1998 to November 12, 1998 Mr. Brozman devoted approximately 50% of his time on Company matters. Subsequent to his appointment to President and CEO, Mr. Brozman devotes approximately 90% of his time to Company matters.

(2) On February 25, 1997, the Company's Compensation Committee granted to Mr. Brozman an option to purchase 400,000 shares of the Company's Common Stock under the 1994 Incentive Stock Option Plan (the "1994 Plan"), of which 80,000 shares vested in 1997, 80,000 shares vested in 1998, 80,000 shares vested in 1999 and 80,000 shares vested in 2000. On January 11, 1999 the Company's compensation committee granted to Mr. Brozman an option to purchase 100,000 shares of common stock under the 1998 Long-Term Executive Compensation Plan of which 20,000 shares vested in 2000 and 20,000 shares vested in 2001. See "Option Grants, Exercises and Holdings".

(3) Mr. Johnson was awarded an option to purchase 50,000 shares of the Company's common stock on September 1, 1998, of which 10,000 vested in 1999.

(4)  Mr. Johnson resigned effective June 12, 2000.

(5) Dr. Roehrich resigned effective November 12, 1998 and was paid severance compensation of $15,000 in 1998 and $177,000 in 1999.

(6) On April 1, 1997, the Compensation Committee granted to Dr. Roehrich an option to purchase 575,000 shares of Common Stock under the 1994 Plan, of which 115,000 shares vested in both 1997 and 1998.

(7) Mr. Gimlin resigned effective September 21, 1998 and was paid severance compensation in the amount of $41,000 in 1998.

                             Proxy Statement - 10

                     Option Grants, Exercises and Holdings
                     -------------------------------------

The following table provides information with respect to the named executive officers concerning options exercised during 2000 and unexercised options held as of the end of the Company's last fiscal year:

---------------------------------------------------------------------------------------------------------------------------
                                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                LAST FISCAL YEAR END OPTION VALUES
---------------------------------------------------------------------------------------------------------------------------

                                                                  Number of securities              Value of Unexercised
                             Shares                              underlying Unexercised             In-the-Money Options
                          Acquired on           Value            Options at FY-End (#)                at FY-End ($)/(1)/
      Name                Exercise (#)       Realized($)
                                                               Exercisable/Unexercisable          Exercisable/Unexercisable
---------------------------------------------------------------------------------------------------------------------------
Jack L. Brozman,
Chairman of the
Board and Treasurer        600,000          208,000/(2)/             440,000/60,000                     14,400/21,600
---------------------------------------------------------------------------------------------------------------------------

(1) Based on the difference between the mean of the closing bid and asked prices of the Common Stock on December 31, 2000 ($ 0.86) and the exercise price of the options.

(2) Based on the difference between the closing price of the Common Stock on February 2, 1999 ($0.50) and the exercise price of the options.

Employment Contract, Termination of Employment and Change in Control
--------------------------------------------------------------------
Arrangements
------------

          The Company entered into an employment agreement (the "Employment Agreement") with Dr. Robert R. Roehrich effective April 1, 1997. The Employment Agreement had no stated term and provided that Dr. Roehrich would receive a $200,000 base salary, adjusted annually, for serving as the Company's President and Chief Executive Officer. Dr. Roehrich would receive annual bonus payments of at least $40,000 to be adjusted upward upon the Company's achievement of performance-based objectives, and options to purchase 575,000 shares of Common Stock vesting in 115,000 increments each year until 2001. The Agreement also provided that Dr. Roehrich would receive certain benefits including medical, dental and life insurance benefits provided under the Company standard benefit plans, four weeks of paid vacation per year and a leased Company car. The Employment Agreement also provided that in the event that Dr. Roehrich was terminated by the Company other than for cause, or if Dr. Roehrich should decide to leave employment with the Company, the Company would pay Dr. Roehrich severance pay equal to one year of his base salary. Dr. Roehrich resigned effective November 12, 1998. The severance pay will be ratably paid bi-monthly through November 1999. Unexercisable options for 345,000 shares of common stock were canceled as a result of Dr. Roehrich's resignation and 230,000 vested options expired and were cancelled in February 1999.

            Compensation Committee Report on Executive Compensation

          The Compensation Committee of the Board of Directors is comprised of Thomas K. Sight, James R. Seward and David L. Warnock. On an annual basis, the Compensation Committee reviews the salaries and bonuses of the executive officers and other employees, administers the 2000 Stock Option Plan, 1998 Stock Option Plan, and 1994 Plan (collectively,

                             Proxy Statement - 11
the "Stock Option Plans"), and any non-qualified stock options, and oversees the administration of the Company's compensation program.

          In accordance with Securities and Exchange Commission rules designed to enhance disclosure of companies' policies toward executive compensation, the following report is submitted by the above listed committee members in their capacity as the Board's Compensation Committee. The report addresses the Company's compensation policy as it related to the executive officers for 2000.

          General Compensation Policy. The Compensation Committee of the Board of Directors was, and continues to be, guided by a belief that executive compensation should reflect the profitability and appreciation in the value of the Company (as reflected by the Company's net income or loss and market value of Common Stock), while at the same time taking into account surrounding economic pressures, individual performance and retention of key executive officers. The Compensation Committee has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of executive compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), since current compensation levels fall significantly below that amount.

          The Compensation Committee believes that the following are the important qualitative considerations in setting executive compensation:

          . Compensation should reflect the overall performance of the Company and the executive officer and his or her contribution to the Company's profitability;

          .  Compensation should correlate to measurable performance criteria;

          .  Compensation should attract and retain valued executive officers;
             and

          . Compensation should reflect the executive officers' abilities to effectively direct the Company during difficult economic conditions.

          Calendar Year 2000 Compensation. To accomplish this compensation policy in 2000, the Company's executive compensation package integrates: (i) annual base salary, (ii) bonuses based upon individual agreements utilizing various objective performance goals, and (iii) stock option grants or vesting under the Stock Option Plans. The compensation policies, as implemented, endeavor to enhance the profitability of the Company (and, thus, stockholder value) by tying the financial interests of management with those of the Company.

          Base Salary. As a general matter, an executive officer's base salary is subjectively positioned so as to reflect the experience and performance of such executive officer and the performance of the Company. The Compensation Committee initially determines the amount of base salary based on factors such as prior level of pay, quality of experience, and responsibilities of position. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered. Thereafter, the Compensation Committee grants raises subjectively based on overall Company performance (net income or loss, earnings per

                             Proxy Statement - 12
share and market value of Common Stock) and the executive officer's individual performance based on performance reviews.

          The amount of 2000 raises to the executive officers' base salaries was subjectively determined by the Chairman of the Board, and President, Mr. Brozman, with the approval of the Compensation Committee. The decisions to raise base salary are, in part, based on Mr. Brozman's subjective evaluation of each officer's performance. Such raises in base salaries in 2000 were approximately 9% of their previous years base salary.

          Bonuses. The Company had certain bonus agreements in place with executive officers which couple objective corporate performance criteria, based on such officer's area of responsibilities, with annual cash compensation. Under such bonus agreements, the executive officers received a specified percentage of revenue increases after a minimum revenue level, as set by the Compensation Committee, is achieved. The aggregate bonuses were capped. The performance criteria in the bonus agreements of the executive officers differ depending on the amount of responsibility maintained by such executive officers. The Company granted no such bonuses to any of its executive officers in 2000.

          Incentive Stock Option Awards. The Board of Directors and Compensation Committee also award stock options to executive officers, as well as management personnel, under the Stock Option Plans. The Committee believes that stock options are an effective incentive for executives to create value for stockholders since the value of an option bears a direct relationship to appreciation in the Company's stock price. Obviously, when stockholder value decreases, stock options granted to management either decrease in value or have no value. Conversely, when stock prices increase, the stock option becomes more valuable.

          The determination of whether to grant stock options to executive officers, whether on an aggregate or individual basis, is in the sole discretion of the Compensation Committee. In making the determination, the Committee examines: (i) the Company's performance, as determined by its operating and net income (loss), earnings per share and the market price of the Common Stock, (ii) the relation of long-term compensation to short-term (cash) compensation, (iii) the number and exercise price of options held by each executive officer, (iv) the total stock holdings of the executive officer, (v) the individual performance of the executive (subjectively determined by Mr. Brozman and other executives, except with respect to Mr. Brozman's compensation, with respect to which the Compensation Committee evaluates such performance), and (vi) the potential contribution of the executive to the Company. The Compensation Committee does not separately weigh such criteria, but rather subjectively and informally views the mix of information with respect to each executive officer.

          With respect to such criteria, the Compensation Committee granted options under the Stock Option Plans for 80,000 shares to executive officers during 2000. Mr. Brozman was not granted any options during 2000.

          The options granted during 2000 were incentive stock options ("ISOs") under the Code, which means that the officers will not have to pay taxes, and the Company will not receive a tax deduction, upon exercise of the options.

          Chief Executive Officer Compensation. Jack L. Brozman, Chief Executive Officer of the Company since November 1998, is subject to the same general compensation

                             Proxy Statement - 13
package as the other executives. The Compensation Committee subjectively determined Mr. Brozman's compensation. In its annual review of Mr. Brozman's salary, the Compensation Committee considers, among other factors, the responsibilities and individual performance and the performance of the Company. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered. Mr. Brozman assumed the additional duties and responsibilities of Chief Executive Officer ("CEO") in November 1998. Mr. Brozman received a 4% increase in his base annual salary in 2000. The Compensation Committee considered Mr. Brozman's past performance, contributions to Company performance and his additional duties as CEO in determining his salary.

          Summary. The Compensation Committee believes that the executive officers of the Company are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and programs contribute to achieving this focus. The Compensation Committee believes that the compensation levels during 2000 adequately reflect the Company's compensation goals and policies.

          The Compensation Committee report is submitted by:

          Thomas K. Sight, David L. Warnock and James R. Seward

          Certain Transactions. On February 25, 1997, the Company entered into agreements, which soon thereafter closed, with Cahill, Warnock Strategic Partners Fund, LP and Strategic Associates, LP, affiliated Baltimore-based venture capital funds ("Cahill-Warnock"), for the issuance by the Company and purchase by Cahill-Warnock of: (i) 55,147 shares of the Company's new Class B Voting Convertible Preferred Stock ("Voting Preferred Stock") for $1.5 million, and (ii) 5% Debentures due 2003 ("New Debentures") for $3.5 million (collectively, the "Cahill Transaction"). Cahill-Warnock subsequently assigned (with the Company's consent) its rights and obligations to acquire 1,838 shares of Voting Preferred Stock to James Seward, a Director of the Company, and Mr. Seward purchased such shares for their purchase price of approximately $50,000. The New Debentures have non-detachable warrants ("Warrants") for approximately 2,573,529 shares of Common Stock, exercisable beginning August 25, 1998, at an exercise price of $1.36 per share of Common Stock. No warrants were exercised as of December 31, 2000. Approximately $4.4 million of the Cahill-Warnock transaction funds were used to satisfy Cencor obligations and all obligations due Cencor were paid, redeemed, or otherwise satisfied on that date, except for a continuing obligation to convey written-off receivables which was fulfilled in January 1998.

          The Voting Preferred Stock has the right to vote, as a class with the Common Stock (with each share of Voting Preferred Stock having the equivalent voting power of 20 shares of Common Stock), on all matters presented to holders of Common Stock. Each share of Voting Preferred Stock is convertible into 20 shares of Common Stock at the election of the holder for no additional consideration. The Voting Preferred Stock is entitled to a 12% annual dividend beginning February 25, 2001, and a 15% annual dividend beginning February 25, 2003. The Voting Preferred Stock is mandatorily convertible into Common Stock upon the successful completion by the Company of a common equity offering greater than $20 million at a price greater than $4 per share of Common Stock. Cahill-Warnock also has certain preemptive rights in future issuance's of stock by the Company. The Voting Preferred Stock has an increasing dividend rate; therefore the Voting Preferred Stock's carrying value has been

                             Proxy Statement - 14
discounted. This discount is being amortized over the period from issuance until the perpetual dividends are payable in 2003 to yield a constant dividend rate of 15%. The amortization is recorded as a charge against retained earnings and as a credit to the carrying amount of the Voting Preferred Stock. The amortization for the year ended December 31, 2000, was $191,000.

          Pursuant to a Stockholders' Agreement among Cahill-Warnock, Messrs. Brozman and Seward, the Robert F. Brozman Trust (who at the time of this agreement, together, held an aggregate of 52.8% of the outstanding Voting Securities and options to purchase 1,000,000 shares of Common Stock) and the Company, such holders have agreed to certain restrictions on the transfer of Voting Securities held by them. Such holders also agreed to allow the Voting Preferred Stockholders the right to nominate two directors. In addition, such holders agreed at each annual meeting of stockholders to vote all of their respective shares in favor of the election of all of the persons nominated in accordance with the Stockholder's Agreement, which includes the two directors nominated by the Voting Preferred Stockholders.

            (The remainder of this page intentionally left blank.)

                             Proxy Statement - 15

                              COMPANY PERFORMANCE

          The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq market index and the Company's Peer Group (defined below) since the close of business on December 31, 1995.

                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                     AMONG CONCORDE CAREER COLLEGES, INC.,
                          NASDAQ INDEX AND PEER GROUP

                             [CHART APPEARS HERE]

                                1995   1996    1997     1998     1999     2000
                                -----------------------------------------------
Concorde Career Colleges, Inc.   100  144.96   260      80      131.2    147.2
SIC Code Index                   100  192.44   277.7   287.94   184.37   294.79
Nasdaq Market Index              100  126      152     214.39   378.12   237.66

          The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each of the periods for the Company, Nasdaq market index and the Company's peer group is based on the stock prices at the close of business on December 31, 1995, assuming a $100 investment. The return for the Company is based on a December 31, 1995 per share price of $0.59 and a December 31, 2000 per share price of $.92. The above performance graph, prepared by Media General Financial Services, Inc., compares the annual performance of the Company with that of the Nasdaq market index and the Peer Group with investment weighted on market capitalization. The Company changed its Peer Group during 1999 to more appropriately reflect comparisons to other similarly capitalized colleges & universities. This "Peer Group" includes the following companies: Apollo Group, Inc., Argosy Education Group, Caliber Learning Network, Career Education Corp., Corinthian Colleges, Inc., Edutrek International, Inc., Virtual Academics.com, Scientific Learning Corp., Strayer Education, Inc., Student Advantage, Inc., Whitman Education Group and Youthline USA. Argosy, Corinthian, Scientific Learning and Student Advantage were added to the Peer Group in 1999 and Virtual Academics.com and Youthline USA were added and Quest Educational Corp. deleted in 2000.

                             Proxy Statement - 16

         PROPOSAL TWO - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

          For 2000, PricewaterhouseCoopers LLP examined the financial statements of the Company and its subsidiaries, including reports to Stockholders, the Securities and Exchange Commission and other.

          The Board of Directors has selected and appointed
PricewaterhouseCoopers LLP as the independent public accountants for the Company for the year ending December 31, 2000.

          The following resolution will be offered at the Annual Meeting:

          "RESOLVED, the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as the independent public accountants of the Company for the year ending December 31, 2001 is hereby ratified."

          It is not anticipated that representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting. If, however, representatives are present at the Annual Meeting, there will be an opportunity for them to make a statement and be available to respond to questions by Stockholders.

          "THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001."

            (The remainder of this page intentionally left blank.)

                             Proxy Statement - 17

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                                  COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission reports of their respective beneficial ownership, and changes in such beneficial ownership, in the Company's voting securities, and the Company is required to identify any of those person who fail to file such reports on a timely basis. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the Company's last fiscal year, all required filings were filed on a timely basis.

                             STOCKHOLDER PROPOSALS

          In the event any Stockholder intends to present a proposal at the annual meeting of Stockholders to be held in 2002, such proposal must be received by the Company, in writing, on or before December 19, 2001, to be considered for inclusion in the Company's next proxy statement for such meeting.

                       VOTING PROXIES AND OTHER MATTERS

          Proxies will be voted in accordance with the choices specified on the proxy card. If no choice is specified, shares will be voted: (i) "FOR" the nominees for director listed on the proxy and in this Proxy Statement; (ii) "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the Company for the year ending December 31,2001.

          Management of the Company does not intend to present any business to the Annual Meeting except as indicated herein and presently knows of no other business to be presented at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named in the accompanying proxy card will vote the proxy in accordance with their judgment of the best interests of the Company on such matters.


          WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN TO THE COMPANY THE ACCOMPANYING PROXY CARD. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                              BY THE BOARD OF DIRECTORS


                              Lisa M. Henak, Secretary
April 13, 2001

                             Proxy Statement - 18

                                  Exhibit "A"

                         Concorde Career Colleges, Inc
                            Audit Committee Charter

Purpose

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. This includes oversight and review of the following:

 . financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof

 . the Company's systems of internal accounting and financial controls

 . the annual independent audit of the Company's financial statements; and

 . the Company's legal compliance as established by management and the Board.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

Membership

The Committee shall be comprised of not less than three "independent" members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASDAQ./1/

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

A director will not be considered "independent" if, among other things, he or she has:

   . been employed by the corporation or its affiliates in the current or past three years;

----------------
/1/ The Company's common stock is currently listed on the OTCBB. Currently no Audit Committee Policy exists for the 0TCBB.

   . accepted any compensation from the corporation or its affiliates in excess of S60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

   . an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer;

   . been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

   . been employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

Key Responsibilities

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal accounting staff, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

 . The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

 . As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10Q.

 . The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

 . The Committee shall:

   . request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

   . discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's, independence; and

   . Recommend that the Board take appropriate action to oversee the independence of the outside auditor.

 . The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                        CONCORDE CAREER COLLEGES, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 23, 2001
 THIS PROXY AND EACH OF THE PROPOSALS ARE SOLICITED ON BEHALF OF THE BOARD OF
                                   DIRECTORS

     The undersigned hereby appoints Jack L. Brozman and Lisa M. Henak, jointly and individually, as Proxies with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Concorde Career Colleges, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 23, 2001 or any adjournment or postponement thereof.

1.   Election of Directors.
     [ ]  FOR ALL NOMINEES LISTED BELOW                      [ ]  WITHHOLD AUTHORITY
        (except as marked to the contrary below)             to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

    JACK L. BROZMAN, JAMES R. SEWARD, THOMAS K. SIGHT, and DAVID L. WARNOCK
2. Ratification and approval of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for 2001.
             [ ]   FOR         [ ]   AGAINST        [ ]    ABSTAIN
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. NONE OF THE PROPOSALS ARE RELATED TO OR CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

Please date, sign and return this Proxy card by mail, postage prepaid.

                                                   DATED:                  ,2001
                                                         -----------------
                          Signature:
                                     -------------------------------------------

                        Signature if held jointly:
                                                  -----------------------------
                         (Please sign exactly as name appears to the left. When stock is registered jointly, all owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)